CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for The Liberty Fund, Liberty Contrarian Fund, Liberty Contrarian Small-Cap Fund, Liberty Contrarian Equity Fund, and Liberty Contrarian Income Fund (five of the series comprising Liberty Funds Trust III) in The Liberty Fund Class A, B and C Shares Prospectus and Class Z Shares Prospectus, in the Liberty Contrarian Funds Class A, B and C Shares Prospectus and Class I Shares Prospectus, in the Liberty Contrarian Income Fund Class Z Shares Prospectus and in the Liberty Contrarian Small-Cap Fund Class Z Shares Prospectus and "Independent Accountants/Auditors of the Fund", "Independent Accountants/Auditors of the Funds" and "Financial Statements" in the Liberty Funds Trust III Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 122 to the Registration Statement (Form N-1A, No. 2-15184) of our reports dated December 12, 2001 on the financial statements and financial highlights of The Liberty Fund, Liberty Contrarian Fund, Liberty Contrarian Small-Cap Fund, Liberty Contrarian Equity Fund, and Liberty Contrarian Income Fund included in The Liberty Fund Annual Report and the Liberty Contrarian Funds Annual Report dated October 31, 2001.



                                                               ERNST & YOUNG LLP


Boston, Massachusetts
February 26, 2002